EXHIBIT 10.25

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                          dated as of December 3, 2002


between     THE BANK OF NOVA SCOTIA   and  APRIA HEALTHCARE GROUP INC.
            ("Party A")                    ("Party B")


Part 1.  TERMINATION PROVISIONS.

(a)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

         Section 5(a)(v),     Not Applicable
         Section 5(a)(vi),    Not Applicable
         Section 5(a)(vii),   Not Applicable
         Section 5(b)(iv),    Not Applicable

         and in relation to Party B for the purpose of:-

         Section 5(a)(v),     Affiliates
         Section 5(a)(vi),    Affiliates
         Section 5(a)(vii),   Affiliates
         Section 5(b)(iv),    Affiliates

(b) "SPECIFIED TRANSACTION" means (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into
         (i) between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party), or
         (ii) to which Party B (or any Credit Support Provider of Party B or any applicable Specified Entity of Party B) is a party, which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and Party B; provided that the term "Cross Default" is hereby modified to exclude any default under any agreement or instrument relating to Specified Indebtedness or the failure to make payment with respect thereto if such default or failure results solely from non-payment by reason of governmental or regulatory action (other than any such governmental or regulatory action resulting from the occurrence of any of the events set out in Section 5(a)(vii)).

         "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14.

         "THRESHOLD AMOUNT" means in relation to Party A, an amount equal to 5% of the total shareholders' equity of Party A as specified from time to time in the most recently published audited financial statements of Party A or its equivalent in any other currency and, in relation to Party B, any amount in relation to indebtedness between the parties hereto, otherwise USD 5,000,000 or its equivalent in any other currency.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and Party B.

(e) AUTOMATIC EARLY TERMINATION. The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B; provided, however, that if at any time an Event of Default specified in
         Section 5(a)(vii) (1), (3), (4), (5), (6) or, to the extent analogous thereto, (8), with respect to a party has occurred and is then continuing, and any court, tribunal or regulatory authority with competent jurisdiction acting pursuant to any bankruptcy or insolvency law or other similar law affecting such party makes an order which has or purports to have the effect of prohibiting the other party from designating an Early Termination Date in respect of all outstanding Transactions at any time after such Event of Default has occurred and is then continuing, in accordance with Section 6(a), the "Automatic Early Termination" provision of 6(a) will apply to such party.

(f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), Market Quotation and the Second Method will apply.

(g)      "TERMINATION CURRENCY" means United States Dollars.

(h)      "ADDITIONAL   TERMINATION   EVENT"  will  apply.  The  following  shall
         constitute Additional Termination Events:

              (1) All amounts outstanding under the Credit Agreement to Party A have been repaid by Party B and all commitments of Party B to Party A thereto have terminated or expired other than as a result of a default by Party B thereto; and

              (2) The Credit Support Documents (as specified in Part 4 hereof) terminate, expire or otherwise cease to be in full force and effect to secure Party B's obligations hereunder other than as a result of a default by Party B or any Credit Support Provider thereto.

         For the purposes of these Additional Termination Events, the Affected Party shall be Party B.

(i) ADDITIONAL EVENTS OF DEFAULT. The following will constitute additional Events of Default:

              (1) One or more final judgments or orders for the payment of money is rendered against the party or, in relation to Party B, any Affiliate of such party, in an aggregate amount of not less than the applicable Threshold Amount and such judgments or orders are not discharged, vacated, stayed or bonded pending appeal on or before the thirtieth day after the entry thereof; and

              (2) With respect to Party B, the occurrence of an EVENT OF DEFAULT (as such term is defined in the Credit Agreement).

Part 2.  TAX REPRESENTATIONS.

(a) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B will make the following representation:-

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to
         Section  3(f),  (ii) the  satisfaction  of the  agreement  contained in
         Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)      PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f),

         (i) PARTY A, WHEN ACTING THROUGH AN OFFICE LOCATED OUTSIDE OF THE UNITED STATES OF AMERICA, AND PARTY B WILL MAKE THE FOLLOWING
         REPRESENTATION:

         It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to the trade of business carried on by it through a permanent establishment in the Specified Jurisdiction.

         "SPECIFIED TREATY" means, with respect to Party A and Party B, the Canada - United States of America Income Tax Convention.

         "SPECIFIED JURISDICTION" means, with respect to Party A, the United States of America, and with respect to Party B, Canada.

         (ii) PARTY A, WHEN ACTING THROUGH ITS NEW YORK AGENCY, WILL MAKE THE FOLLOWING REPRESENTATION:

         Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

         (iii) PARTY B WILL MAKE THE FOLLOWING REPRESENTATION:

         It is a "US person" within the meaning of United States Treasury Regulation section 1.1441-4(a)(3)(ii) (as in effect January 2001).


Part 3.  AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and 4(a)(ii), each party agrees to deliver the following documents, as applicable:-

(a)      Tax forms, documents or certificates to be delivered are:-

PARTY
REQUIRED         FORM/
TO DELIVER      DOCUMENT/              DATE BY WHICH
DOCUMENT       CERTIFICATE            TO BE DELIVERED
----------    ---------------     ----------------------------
Party A       Internal Revenue    Execution and delivery of
              Service Forms       Agreement
              W8ECI and W8BEN

Party B       Internal Revenue    Execution and delivery of
              Service Form W-9    Agreement


(b)      Other documents to be delivered are:-

PARTY
REQUIRED         FORM/                                              COVERED BY
TO DELIVER      DOCUMENT/              DATE BY WHICH               SECTION 3(D)
DOCUMENT       CERTIFICATE            TO BE DELIVERED             REPRESENTATION
----------    ---------------     ----------------------------    --------------
Party A       Incumbency          Execution and delivery of            Yes
and           Certificate         Agreement and, if requested
Party B                           in respect of a Transaction,
                                  execution and delivery of
                                  applicable Confirmation

Party B       Authorizing         Execution and delivery of            Yes
              Resolution          Agreement and, if requested
                                  in respect of a Transaction,
                                  execution and delivery of
                                  applicable Confirmation

Party B       Legal Opinion       Execution and delivery of            Yes
              in substantially    Agreement and, if requested
              the form appended   in respect of a Transaction,
              as Exhibit A        execution and delivery of
                                  applicable Confirmation



Part 4.  MISCELLANEOUS.

(a)      ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

         ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

              All notices or communications to Party A shall, with respect to a particular Transaction, be sent to the address or facsimile number reflected in the Confirmation for that Transaction; provided, however, that all notices in respect of Sections 5, 6, 9(b) or 13(c) of this Agreement shall be directed to Party A's Toronto Office as follows:

              Address:        40 King Street West, Scotia Plaza, 8th Floor
                              Toronto, Ontario  Canada  M5H 1H1
              Attention:      Trading Contract Management
              Facsimile No.:  (416) 866-7767
              Telephone No.:  (416) 866-6613

         ADDRESSES FOR NOTICES OR COMMUNICATIONS TO PARTY B:

              Attention:      PLEASE ADVISE
              Facsimile:      PLEASE ADVISE
              Telephone:      PLEASE ADVISE

(b) OFFICES. The provisions of Section 10(a) will apply to Party A and to Party B.

(c)      MULTIBRANCH PARTY. For the purpose of Section 10(c):

         Party A is a Multibranch Party and may act through its Toronto Office, New York Agency, London Office and any other office set out in a relevant Confirmation.

         Party B is not a Multibranch party.

(d) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(e)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:[ ]

         In relation to Party A: Not applicable

         In relation to Party B: The Credit Documents (as that term is defined in the Credit Agreement) as replaced, supplemented or amended from time to time, including any other document which by its terms secures, guarantees or otherwise supports Party B's obligations hereunder from time to time.

(f)      CREDIT SUPPORT PROVIDER.

         In relation to Party A: Not applicable.

         In relation to Party B: The Guarantors (as that term is defined in the Credit Agreement) as replaced, supplemented or amended from time to time.

(g) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(h) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) will not apply to any Transaction starting from the date of this Agreement.

(i)      "AFFILIATE" will have the meaning specified in Section 14.

Part 5.  OTHER PROVISIONS.

(a) ILLEGALITY. For the purpose of Section 5(b)(i), the obligation of a party to comply with any directive issued or given by any government agency or authority with competent jurisdiction which has the result referred to in Section 5(b)(i) will be deemed to be an "Illegality".

(b) CALCULATION AGENT. The failure of the Calculation Agent to comply with or perform any of its agreements or obligations as Calculation Agent will not constitute a Breach of Agreement with respect to such party and the sole remedy of the other party with respect to such failure will be the right, upon notice to the Calculation Agent and provided that such failure is then continuing, to designate itself or a third party as a replacement Calculation Agent.

(c)      SET-OFF.  Section 6 will be amended by adding the following  Section as
         Section 6(f):

         "(f) SET OFF. Any amount (the "Early Termination Amount") payable to one party ("the Payee") by the other party ("the Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party ("Y") (and without prior notice to Y), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to Y of any set-off effected under this Section 6(f). For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party is able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(d) NEGATIVE INTEREST RATES. "Swap Transaction" means, for the purposes of this provision concerning Negative Interest Rates, an interest rate exchange or swap transaction, including transactions involving a single currency or two or more currencies. All capitalized terms used in this provision shall have the meanings as are ascribed to such terms in the 1991 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. unless otherwise defined herein.

              (i) FLOATING AMOUNTS. Party A and Party B agree that, if with respect to a Calculation Period for a Swap Transaction either party is obligated to pay a Floating Amount that is a negative number (either due to a quoted negative Floating Rate or by operation of a Spread that is subtracted from the Floating Rate), the Floating Amount with respect to that party for that Calculation Period will be deemed to be zero, and the other party will pay to that party the absolute value of the negative Floating Amount as calculated, in addition to any amount otherwise owed by the other party for that Calculation Period with respect to that Swap Transaction, on the Payment Date that the Floating Amount would have been due if it had been a positive number. Any amounts paid by the other party with respect to the absolute value of a negative Floating Amount will be paid to such account as the receiving party may designate (unless such other party gives timely notice of a reasonable objection to such designation) in the currency in which that Floating Amount would have been paid if it had been a positive number (and without regard to the currency in which the other party is otherwise obligated to make payments).

              (ii) COMPOUNDING. Party A and Party B agree that, if with respect to one or more Compounding Periods for a Swap Transaction where "Compounding" or "Flat Compounding" is specified to be applicable the Compounding Period Amount, the Basic Compounding Period Amount or the Additional Compounding Period Amount is a negative number (either due to a quoted negative Floating Rate or by operation of a Spread that is subtracted from the Floating Rate), then the Floating Amount for the Calculation Period in which that Compounding Period or those Compounding Periods occur will be either the sum of all Compounding Period Amounts or the sum of all the Basic Compounding Period Amounts and all the Additional Compounding Period Amounts in that Calculation Period (whether positive or negative). If such sum is positive, then the Floating Rate Payer with respect to the Floating Amount so calculated will pay the Floating Amount to the other party. If such sum is negative, the Floating Amount with respect to the party that would be obligated to pay that Floating Amount will be deemed to be zero, and the other party will pay to that party the absolute value of the negative Floating Amount as calculated, such payment to be made in accordance with (i) above.

(e) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other on the day on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

              (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

              (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming and assumes, the risks of that Transaction.

              (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

              (iv) NO COMMITMENT TO UNWIND. Neither party has committed to unwind that Transaction.

(f) ADDITIONAL REPRESENTATIONS. Party A and Party B each represents and warrants to the other (which representations shall be deemed repeated upon entering into a Transaction) that:

         (1) LINE OF BUSINESS. It has entered into this Agreement and each Transaction in conjunction with its line of business (including financial intermediation services) or the financing of its business.

         (2) ELIGIBLE CONTRACT PARTICIPANT. It constitutes an "eligible contract participant" within the meaning of Section 1a(12) of the U.S. Commodity Exchange Act, as amended; this Agreement and each Transaction hereunder is subject to individual negotiation by each party; and, neither this Agreement nor any Transaction hereunder will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the U.S. Commodity Exchange Act, as amended.

         (3) MASTER AGREEMENT. This Agreement shall be a "master agreement" for purposes of 11 U.S.C.[ ] 101(53B) and 12 U.S.C.[ ] 1821(c)(8
               (D)(vii), or any successor legislation.

(g) EQUIVALENCY CLAUSE. For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Agreement that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

(h) ADDITIONAL DEFINITIONS. The following additional definition will be added to Section 14 of the Agreement:

              "CREDIT AGREEMENT" shall mean, that certain second amended and restated credit agreement dated as of July 20, 2001 among Party B (as borrower), certain of its subsidiaries (as guarantors), the lenders identified therein (including Party A), Bank of America, N.A. (as Agent) and Credit Lyonnais, New York Branch, Party A and Fleet National Bank (as co-syndication agents), as the same may be amended, supplemented, revised, restated or replaced from time to time.

(i) ADDITIONAL PARTY B REPRESENTATIONS. Party B hereby represents and warrants to Party A (which representations shall be deemed repeated each time a Transaction is entered into pursuant hereto) that:

         (1) the security interests in collateral granted to Party A under the Credit Support Documents shall secure the obligations of Party B to Party A under this Agreement.; and

         (2) each transaction entered into hereto is a Hedging Agreement (as such term is defined in the Credit Agreement).

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representative(s) as of the date hereof.

THE BANK OF NOVA SCOTIA                    APRIA HEALTHCARE GROUP INC.


By:    /s/ DEBBIE RAMKERRYSINGH            By:  /s/ JAMES E. BAKER
       ------------------------                 --------------------------------
Name:  Debbie Ramkerrysingh                     Name:  James E. Baker
Title: Director                                 Title: Chief Financial Officer

                                                                       EXHIBIT A

[LETTERHEAD OF COUNSEL TO PARTY B]


[Date]



The Bank of Nova Scotia
44 King Street West
Toronto, Ontario
Canada  M5H 1H1

Dear Sirs:

                           Re: [Company Name]

         This opinion is furnished to you pursuant to Part 3 of the Schedule to the Master Agreement dated as of the ____ day of _________, ____ and the Transaction entered into pursuant thereto, confirmed by confirmation dated __________________ (the "Agreement") made between [Company Name] (the "Counterparty") and The Bank of Nova Scotia.

         We have acted as counsel to the Counterparty in connection with the preparation, execution and delivery of the Agreement. In that connection we have examined such documents and considered such questions of law as we have deemed necessary or appropriate for the opinion expressed herein.

         Based on the foregoing we are of the opinion that:

1. The Counterparty is duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation and has full power and authority to execute and deliver the Agreement and to perform its obligations thereunder.

2. The execution, delivery and performance of the Agreement by the Counterparty has been duly authorized by all necessary corporate action of the Counterparty and will not conflict with or result in a breach of the articles or by-laws of the Counterparty, or of any indenture, agreement or other document or instrument to which the Counterparty is a party or by which it is bound or any order of any court or any law or regulation applicable to the Counterparty.

3. All consents, authorizations, appropriations and approvals requisite for the Counterparty's due execution, delivery and performance of the Agreement have been duly obtained and remain in full force and effect and no action by, and no notice to or filing with any legislature, government, governmental authority or regulatory body is required for such execution, delivery or performance.

4. The Agreement is a legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms subject to the qualification that the enforceability of the Agreement may be limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors' rights generally.

                                  Yours truly,